                            USA WASTE SERVICES, INC.

                        Officers' Certificate to Trustee

               Pursuant to Sections 201 and 301 of the Indenture


         Each of the undersigned officers of USA Waste Services, Inc., a Delaware corporation (the "Company"), does hereby certify as follows:

         The undersigned, having read the Indenture, dated as of February 1, 1997 (the "Indenture"), between the Company and Texas Commerce Bank National Association, as Trustee (the "Trustee"), including Sections 201 and 301 thereof, and the definitions in such Indenture relating thereto and other corporate documents and records, and having made such examination or investigation as each considers is necessary to enable the undersigned to express an informed opinion, certify that the terms of the series of Securities established under the Indenture to be entitled the "4% Convertible Subordinated Notes due 2002" of the Company (the "Series"), are as set forth in the Board Resolution (as defined in the Indenture) attached hereto, and all conditions precedent provided for in the Indenture relating to the establishment of such Series have been complied with in the establishment of the terms of such Series.

         IN WITNESS WHEREOF, each of the undersigned has placed his or her hand this 7th day of February 1997.


                                        ---------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        ---------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                            USA WASTE SERVICES, INC.

                                  RESOLUTIONS
                                     OF THE
                               PRICING COMMITTEE
                           _________________________

                          4% CONVERTIBLE SUBORDINATED
                                 NOTES DUE 2002


         RESOLVED, that pursuant to the authority delegated to this Pricing Committee by the Board of Directors of USA Waste Services, Inc. (the "Company") by resolutions adopted on November 27, 1996, and in accordance with Sections 201 and 301 of the Subordinated Indenture dated as of February 1, 1997 (the "Indenture") between the Company and Texas Commerce Bank, National Association, as trustee (the "Trustee"), a separate series of Securities shall be issued and designated as the Company's 4% Convertible Subordinated Notes due 2002 (the "Notes"); and

         FURTHER RESOLVED, that in addition to the terms provided in the Indenture with respect to Securities of a series issued thereunder, the terms of the Notes shall be as follows (with all capitalized terms used below having the respective meanings ascribed thereto in the Indenture):

                 (a) the aggregate principal amount of Notes which may be authenticated and delivered is $535,275,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Article Three or Sections 906, 1107 or 1502 of the Indenture);

                 (b) the principal amount of the Notes is payable on February 1, 2002, unless earlier repaid;

                 (c) interest on the Notes shall accrue at a rate of 4% per annum. The Notes will bear interest from February 7, 1997 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, and such interest will be payable on February 1 and August 1 of each calendar year (each, an "Interest Payment Date"), commencing August 1, 1997, to the persons in whose names such Notes are registered at the close of business on the January 15 and July 15, respectively, immediately preceding the relevant Interest Payment Date, whether or not a Business Day;

                 (d) the entire principal amount of the Notes shall initially be issued in the form of one or more Global Securities, without coupons, for which The Depository Trust Company shall be the Depositary. The Global Securities representing the Notes shall only be exchangeable for Notes in definitive form pursuant to and in accordance with the terms of Section 305 of the Indenture;

                 (e) payments in respect of Notes represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Notes in definitive form (including principal, premium, if any, and interest) shall be made at the office or agency of the Company maintained for such purposes, which office or agency shall be maintained in the Borough of Manhattan, City of New York except that, at the option of the Company, any payments of interest may be made by check mailed on or before the due date by first class mail to the address of the Persons entitled thereto as shown on the Security Register;

                 (f) The Company will not have the right to redeem any Notes prior to February 1, 2000. On and after such date, the Notes will be redeemable at the option of the Company, in whole or in part, upon not less than 30 nor more than 45 days notice to each Holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing February 1 of the years indicated below:

                 Year                                                    Percentage
                 ----                                                    ----------
                 2000   . . . . . . . . . . . . . . .. . . . . . . .     101.60%
                 2001 and thereafter  . . . . . . . .. . . . . . . .     100.80%

         in each case (subject to the right of Holders of record on a Regular Record Date for the payment of interest to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest, if any, to the Redemption Date. In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems fair and appropriate. The Notes may be redeemed in part in multiples of $1,000 only;

                 (g) the Notes are not subject to a sinking fund or analogous provision;

                 (h) In the event that a Change of Control occurs at any time prior to the Stated Maturity of the principal of the Notes, each Holder of the Notes shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, pursuant to an irrevocable and unconditional offer by the Company (the "Repurchase Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on the date (the "Repurchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date.

                 In the event that, pursuant to this paragraph (h), the Company shall be required to commence a Repurchase Offer, the Company shall follow the following procedures:

                          (1) the Repurchase Offer shall commence within 25 Business Days following a Change of Control;




                            USA WASTE SERVICES, INC.
                                  RESOLUTIONS

                          (2) the Repurchase Offer shall remain open for 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law, but in any case not more than 60 Business Days following the Change of Control (the "Repurchase Offer Period");

                          (3) upon the expiration of a Repurchase Offer, the Company shall repurchase all Notes tendered in response to the Repurchase Offer;

                          (4) if the Repurchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders of Notes who tender Notes pursuant to the Repurchase Offer;

                          (5) the Company shall provide the Trustee with notice of the Repurchase Offer at least 5 Business Days before the commencement of any Repurchase Offer; and

                          (6)     on or before the commencement of any
                 Repurchase Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the holders of Notes which shall govern the terms of the Repurchase Offer and shall state:

                                  (A)      that the Repurchase Offer is being
                          made pursuant to such notice and this paragraph (h) and that all Notes, or portions thereof, tendered will be accepted for payment;

                                  (B)      the Repurchase Price (including the
                          amount of accrued and unpaid interest, if any), the Repurchase Date and the Repurchase Put Date (as defined in subparagraph (E) below);

                                  (C)      that any Note or portion thereof,
                          not tendered or accepted for payment will continue to accrue interest, if any;

                                  (D) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with this paragraph (h) or such payment is prevented pursuant to Article Sixteen of the Indenture (relating to Subordination), any Note or portion thereof, accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date;

                                  (E)      that Holders electing to have a
                          Note, or portion thereof, repurchased pursuant to a Repurchase Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Repurchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this paragraph (h), notwithstanding anything in the Indenture to the contrary,





                           USA WASTE SERVICES, INC.
                                  RESOLUTIONS
                          be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (i) the third Business Day prior to the Repurchase Date and (ii) the third Business Day following the expiration of the Repurchase Offer (such earlier date being the "Repurchase Put Date");

                                  (F)      that Holders will be entitled to
                          withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this paragraph (h), notwithstanding anything in the Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Repurchase Put Date, a telegraph, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Notes repurchased; and

                                  (G)      a brief description of the events
                          resulting in such Change of Control.

                 Any such Repurchase Offer shall comply with all applicable provision of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of the Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                 On or before the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Repurchase Offer on or before the Repurchase Put Date, (ii) deposit with the Paying Agent cash sufficient to pay the Repurchase Price (together with accrued and unpaid interest, if any) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted, together with an Officers' Certificate listing the Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Repurchase Price (plus accrued and unpaid interest, if any), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note or Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

                 As used herein, the term "Change of Control" shall mean the occurrence of any of the following events: (i) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" is or becomes the "beneficial owner", directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity; (ii) when any "person" or "group"





                           USA WASTE SERVICES, INC.
                                  RESOLUTIONS
         is or becomes the "beneficial owner", directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors of the Company; (iii) when, during any period of 12 consecutive months after the date of issuance of the Notes (the "Issue Date"), individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iv) a sale or disposition, whether directly or indirectly, by the Company of all or substantially all of its assets; or (v) the pro rata distribution by the Company to its stockholders of substantially all of its assets.

                 For purposes of this definition of "Change of Control," (i) the terms "person" and "group" shall have the meaning used for purposes of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the Issue Date, whether or not applicable; and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

                 (i) the Notes may be presented for transfer or exchange at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, City of New York.

                 (j)      the Notes shall be denominated in Dollars;

                 (k) the entire principal amount of the Notes shall be issuable as Registered Securities;

                 (l) the principal of and interest on the Notes shall be paid in Dollars and the Holders shall not be permitted to elect payment in any other currency;

                 (m) the provisions of Sections 1302 (relating to Defeasance and Discharge) and 1303 (relating to Covenant Defeasance) of the Indenture shall not apply to the Notes;

                 (n)      in addition to the Events of Default specified in
         Section 501 of the Indenture, the following shall constitute Events of Default with respect to the Notes:

                          (1) any failure by the Company to pay the Repurchase Price on the Repurchase Date in accordance with paragraph (h) above, whether or not such payment is prohibited by Article Sixteen of the Indenture; provided, however, that notwithstanding the notice requirement contained in Section 501(4) of the Indenture,





                           USA WASTE SERVICES, INC.
                                  RESOLUTIONS
                 with respect to a default under paragraph (h) hereof, the 90-day period referred to in Section 501(4) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of paragraph (h) hereof and the Trustee or Holders of at least 25% in principal amount of the outstanding Notes thereafter give the Notice of Default referred to in Section 501(4) of the Indenture to the Company and, if applicable, the Trustee; and provided, further, that if the breach or default is a result of a default in the payment when due of the Repurchase Price on the Repurchase Date, such Event of Default shall be deemed, for purposes of Section 501 of the Indenture, to arise no later than on the final Repurchase Date; or

                          (2) any default under Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $50,000,000 (a) resulting from the failure to pay principal, premium or interest when due that extends beyond any stated period of grace applicable thereto or (b) as a result of which the maturity of such Indebtedness has been accelerated to its maturity; or

                          (3) final unsatisfied judgments, not covered by insurance (including self-insurance), or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any of its Subsidiaries, aggregating in excess of $50,000,000, at any one time shall have been rendered against the Company or any of its Subsidiaries and not have been stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 75 days (or, in case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein.)

                 (o)      Subject to and upon compliance with the provisions of
         Article 15 of the Indenture, at the option of the Holder thereof, all or any portion of the principal amount of any Note may, at any time, be converted (but only in integral multiples of $1,000 principal amount) into fully paid and non-assessable shares of Common Stock, at the Conversion Price in effect at the Date of Conversion, until and including, but not after the close of business on the second Business Day prior to the Stated Maturity of the Notes unless such Note or some portion thereof shall have been called for redemption or delivered for repurchase prior to such date. Notes or portions thereof that have been called for redemption or delivered for repurchase prior to such date may be so converted until and including, but not after, the close of business on the Business Day prior to the Redemption Date or Repurchase Date, as applicable, for such Note, unless the Company subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

                 The Conversion Price of the Notes shall initially be $43.555 per share of Common Stock issuable upon conversion of the Notes (or
         22.959 shares per $1,000 principal amount of Notes), subject to adjustment as provided below.





                           USA WASTE SERVICES, INC.
                                  RESOLUTIONS

                 In addition to the provisions contained in Section 1502 of the Indenture (relating to Exercise of the Conversion Privilege), the following provisions shall apply to the Notes:

                          The Holder of any Note at the close of business on a
                 Regular Record Date will be entitled to receive the interest payable on such Note on the corresponding Interest Payment Date notwithstanding the conversion thereof after such Regular Record Date. The interest payment with respect to a Note called for redemption on a date during the period from the close of business on any Regular Record Date and the close of business on the corresponding Interest Payment Date will be payable on the corresponding Interest Payment Date to the registered Holder at the close of business on that Regular Record Date (notwithstanding the conversion of such Note before the corresponding Interest Payment Date) and a Holder who elects to convert need not include funds equal to the interest paid. In all cases, Holders as of the Regular Record Date immediately preceding February 1, 2000 will receive the interest payment due on February 1, 2000, even if such Holder surrenders a Note for conversion after such Regular Record Date as a result of the Company's exercise of its right to redeem the Notes on or after February 1, 2000.

                 The Conversion Price for the Notes shall be subject to adjustment from time to time as follows:

                          (1) In case the Company shall (A) pay a dividend or make a distribution in shares of Common Stock on the Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Note been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (1) shall become effective immediately, except as provided in subparagraph (8) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.
                 If as a result of an adjustment made pursuant to this subparagraph (1), the Holder of any Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock (including shares of Common Stock and other capital stock) of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Trustee) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                          (2) In case the Company shall issue rights, options or warrants to all holders of Common Stock entitling them (for a period not exceeding 45 days from the date of





                           USA WASTE SERVICES, INC.
                                  RESOLUTIONS
                 such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subparagraph (6) below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying;

                                  (A)      the Conversion Price in effect
                          immediately prior to the date of issuance of such rights, options or warrants by a fraction, of which

                                  (B)      the numerator shall be (x) the
                          number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (y) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

                                  (C)      the denominator shall be (x) the
                          number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (y) the number of additional shares of Common Stock which are so offered for subscription or purchase.

                 Such adjustment shall become effective immediately, except as provided in subparagraph (8) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; provided, however, that if any such rights, options or warrants issued by the Company as described in this subparagraph (2) are only exercisable upon the occurrence of certain triggering events relating to control and provided for in shareholder rights plans, then the Conversion Price will not be adjusted as provided in this subparagraph (2) until such triggering events occur.

                          (3) In case the Company or any Subsidiary of the Company shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness, cash or other assets or shares of capital stock, other than Common Stock (including securities, but other than (A) dividends or distributions exclusively in cash or (B) any dividend or distribution for which an adjustment is required to be made in accordance with subparagraph (1) or (2) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share of the Common Stock (determined as provided in subparagraph (6) below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors) of the portion of the assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the





                           USA WASTE SERVICES, INC.
                                  RESOLUTIONS

                 Common Stock. Such adjustment shall become effective immediately, except as provided in subparagraph (8) below, after the record date for the determination of stockholders entitled to receive such distribution.

                          Notwithstanding the foregoing, in the event that the
                 fair market value of the assets, evidences of indebtedness or other securities so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock, or such current market price exceeds such fair market value by less than $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subparagraph (3) and, to the extent applicable, the provisions of subparagraph (11) shall apply to such distribution.

                          (4) In case the Company or any Subsidiary of the Company shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with subparagraph (3) above, or cash distributed upon a merger or consolidation to which Section 1505 of the Indenture applies) to all holders of Common Stock in an aggregate amount that, combined together with (A) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (B) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock concluded with the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock (determined as provided in subparagraph
                 (6) below) times the number of shares of Common Stock then outstanding) on the record date of such distribution, then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock on such record date less the amount of the cash so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subparagraph (8) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the cash so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock, or such current market price exceeds such amount of cash by less than $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subparagraph (4).

                          (5) In case there shall be completed a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock (any such tender or exchange offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") that, together with (A) any cash and the fair market value of any





                           USA WASTE SERVICES, INC.
                                  RESOLUTIONS
                 other consideration payable in respect of any other Offer, as of the expiration of such other Offer, expiring within the 12 months preceding the expiration of such Offer and in respect of which no Conversion Price adjustment pursuant to this subparagraph (5) has been made and (B) the aggregate amount of any all-cash distributions referred to in subparagraph (4) above to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no conversion price adjustment pursuant to such subparagraph (4) has been made, exceeds 15% of the product of the then current market price per share (determined as provided in subparagraph (6) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (X) the product of the then current market price per share (determined as provided in subparagraph
                 (6) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time minus (Y) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (X) such current market price per share on the Expiration Time times (Y) such number of outstanding shares on the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                          For purposes of this subparagraph (5), the fair
                 market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of the Company and described in a Board Resolution.

                          (6) For the purpose of any computation under subparagraphs (2), (3), (4) and (5) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "'ex' date," with respect to the issuance, distribution or Offer requiring such computation. For purposes of this paragraph, the term "'ex'date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the New York Stock Exchange (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance, distribution or Offer.

                          (7) In addition the foregoing adjustments in subparagraphs (1), (2), (3), (4) and (5) above, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for





                           USA WASTE SERVICES, INC.
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                                     - 10 -

                 Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

                          In the event the Company elects to make such a
                 reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 of the Exchange Act and any other Federal and state laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price of the Notes; provided that any provisions of the Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                          (8) In any case in which this paragraph (o) shall require that an adjustment (including by reason of the last sentence of subparagraph (1) or (3) above) be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Note converted after such record date and on and before such adjustment shall have become effective (A) defer paying any cash payment pursuant to Section 1503 of the Indenture or issuing to the Holder of such Note the number of shares of Common Stock and other capital stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (B) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 1503 of the Indenture and issue to such Holder the additional shares of Common Stock and other capital stock of the Company issuable on such conversion.

                          (9) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; provided, that any adjustments which by reason of this subparagraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (o) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                          (10) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (A) file with the Trustee and each Conversion Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) mail or cause to be mailed a notice of such adjustment to each holder of Notes at his address as the same appears on the registry books of the Company.

                          (11) In the event that the Company distributes rights or warrants (other than those referred to in subparagraph (2) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company,





                           USA WASTE SERVICES, INC.
                                  RESOLUTIONS
                 the Company shall make proper provision so that the Holder of any Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (A) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (B) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Note so converted was Convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights and warrants.

         With respect to the Notes, the notice provisions of Section 1506 of the Indenture shall apply when the Company or any of its Subsidiaries completes an Offer, and the notice required by Section 1506 shall state the date on which a record is expected to be taken for the purpose of such Offer or if a record is not to be taken, the date as of which the holders of Common Stock of record entitled to participate in such Offer are to be determined.

                 (p) the Company, and each Holder by its acceptance of Notes, agree that anything in the Indenture to the contrary notwithstanding, the (a) payment of the principal of and interest on the Notes and (b) any other payment in respect of the Notes (including without limitation, on account of the repurchase or redemption of the Notes by the Company) is subordinated, to the extent and in the manner provided in this paragraph (p), to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

                 Subject to Section 1604 of the Indenture, if the Company shall default in the payment of any principal of or premium or interest on any Senior Indebtedness when the same becomes due and payable, whether at Stated Maturity or at a date fixed for redemption or by declaration of acceleration or otherwise (a "Payment Default"), then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor, unless or until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or any premium or interest on any of the Notes, or in respect of any redemption, retirement, repurchase or other acquisition of any of the Notes (including repurchases of Notes at the option of the Holder) other than those made in capital stock of the Company (or in cash in lieu of fractional shares thereof) pursuant to any conversion right of the Notes or otherwise made in capital stock of the Company (or in cash in lieu of fractional shares thereof).





                           USA WASTE SERVICES, INC.
                                  RESOLUTIONS

                 Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Indebtedness or their representative immediately to accelerate its maturity (a "Nonpayment Default") and (ii) written notice of such event of default given to the Company and the Trustee by the holders of at least 25% in aggregate principal amount outstanding of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (in cash, property, securities, by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on, the Notes, or in respect of any redemption, repurchase or other acquisition of the Notes (including repurchases of Notes at the option of the Holder), in any such case other than payments made in capital stock of the Company (or in cash in lieu of fractional shares thereof) pursuant to any conversion right of the Notes or otherwise made in capital stock of the Company. Notwithstanding the foregoing, unless (i) the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety with 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

                 If (a) without the consent of the Company, a court having jurisdiction shall enter an order for relief with respect to the Company under the Bankruptcy Code or, without the consent of the Company, a court having jurisdiction shall enter a judgment, order or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law, or (b) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable State law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any Notes on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate,





                           USA WASTE SERVICES, INC.
                                  RESOLUTIONS
         at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Notes, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. In the event of such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Notes, together with the Holders of any other obligations of the Company ranking on a parity with the Notes, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and any premium and interest on the Notes and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Notes and such other obligations.

                 If, notwithstanding the foregoing, any payment or distribution of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Notes, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms hereof, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

                 Nothing contained in this paragraph (p) or in the Indenture is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this paragraph (p), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                 Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior





                           USA WASTE SERVICES, INC.
                                  RESOLUTIONS

         Indebtedness then outstanding. Subject to the payment in full of all Senior Indebtedness as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and for the purposes of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this paragraph (p), which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this paragraph (p) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand. If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this paragraph (p) shall have been applied, pursuant to the provisions of this paragraph (p), to the payment of amounts payable under Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

                 The securing of any obligations of the Company, otherwise ranking on a parity with the Notes or ranking junior to the Notes, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Notes or ranking junior to the Notes.

         The Certificates evidencing the Notes shall be substantially in the form of Exhibit A attached hereto.





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                                  RESOLUTIONS
                                     - 15 -